SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

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THE VICTORY PORTFOLIOS

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Dear Shareholder:

Over the past eighteen months, Victory Capital Management has made several considerable enhancements to the management of the Victory Small Company Opportunity Fund that have resulted in competitive performance against the Fund’s peer group. These changes include the following:

  Enhanced Investment Process – The investment process has been enhanced to be less focused on quantitative screening for potential holdings and is now guided by strong fundamental analysis of companies.

  Additional Dedicated Team Resources – Two dedicated resources have been added to the Fund’s already experienced portfolio management team to provide additional support to the portfolio process through fundamental research.

  Leveraged Victory’s Fundamental Research Capabilities – Victory’s eleven person Cleveland based research team has expanded its coverage to include the Fund’s portfolio holdings, which has enhanced portfolio idea generation and availability of fundamental market research.

  Strengthened Risk Management - We have also developed a dedicated risk management function and incorporated industry-leading technology to identify the sources and magnitude of risk in the Fund’s portfolio.

We believe that these significant investments have contributed substantially to the Fund’s competitive performance against its peers. The Fund’s performance ranks in the 15th percentile of the Small Cap Value Universe of mutual funds, as reported by Morningstar over the last one and three years ended December 31, 2006*.

The advisory fee structure of this Fund is well below the industry average because it was originally established with a low-cost quantitative management process. As a result, we are asking for your vote to approve a revised management contract. This new contract has a higher advisory fee, but is one that we believe is in line with the average fee for comparably-managed funds and best reflects the changes in the investment management process. Also, the new contract will allow Victory to continue to attract and retain talented investment professionals, invest in risk management tools and fundamental research, and offer top quality investment management to the Fund. The details of this proposal are spelled out in the proxy statement.

The Victory Portfolios’ Board of Trustees reviewed and unanimously approved Victory Capital Management’s proposal.

Every vote counts! We ask that you please take some time to read the following information and proxy statement and to vote “FOR” the new agreement so that we may efficiently and effectively continue to strive to deliver results.

Sincerely,

Robert Wagner
President
Victory Capital Management Inc.

PLEASE SEE NEXT PAGE FOR IMPORTANT INFORMATION

Average Annual Returns for the Victory Small Company Opportunity Fund as of 12/31/2006:

Fund Class A Shares at NAV, 1yr = 21.68%, 3yr = 17.08%, 5yr = 14.75%, Since Inception (3/26/99) = 12.99%. Fund Class A Shares MOP, 1yr = 14.66%, 3yr = 14.80%, 5yr = 13.41%, Since Inception = 12.14%. MOP returns reflect the maximum sales charge of 5.75%.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. The investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.victoryconnect.com.

*Morningstar rankings for class A shares in small cap value funds: 1yr = 12% (38 out of 387 funds), 3yr = 8% (21 out of 304 funds), 5yr = 34% (65 out of 220 funds). The Morningstar category ranking is based on the Fund’s total return percentile for the specified time period relative to all funds that have the same Morningstar category. The most favorable percentile ranking is 1, and the least favorable percentile ranking is 100. Morningstar rankings are based on total return and do not reflect sales charges. Morningstar rankings are as of 12/31/2006.

Small and mid-capitalization stocks typically carry additional risk, since smaller companies generally have high risk of failure, and historically, their stocks have experienced a greater degree of volatility.

The Fund is distributed by Victory Capital Advisers, Inc., which is not affiliated with KeyCorp or its subsidiaries. Victory Capital Management Inc., a member of the Key Financial Network, is the investment advisor to the Fund and receives a fee from the Fund for performing services for the Fund.

An investor should consider the fund’s investment objectives, risks, and charges and expenses carefully before investing or sending money. This and other important information about the investment company can be found in the fund’s prospectus. To obtain a prospectus, please call 1.800.539. FUND (or visit www.victoryconnect.com). Please read the prospectus carefully before investing.

•Not FDIC Insured	•No Bank Guarantee	•May Lose Value

2

THE VICTORY PORTFOLIOS

SMALL COMPANY OPPORTUNITY FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2007

The Small Company Opportunity Fund (the “Fund”), a series portfolio of The Victory Portfolios (the “Trust”), will hold a Special Meeting of Shareholders on May 14, 2007 at 10:00 a.m., Eastern Time, as may be adjourned from time to time. The Special Meeting will be held at the Trust’s offices, 3435 Stelzer Road, Columbus, Ohio, 43219. The agenda for the meeting is:

1.	To approve an amended investment advisory agreement between Victory Capital Management Inc. (“VCM”) and the Trust, with respect to the Fund, and

2.	To address any other business properly brought before the meeting.

Any shareholder who owned shares of the Fund on March 30, 2007 (the “Record Date”) will receive notice of the meeting and will be entitled to vote at the meeting or any adjournment or postponement of the meeting. Please read the full text of the Proxy Statement for a complete understanding of the proposals.

Dated: April 15, 2007

By Order of the Board of Trustees

Christopher K. Dyer, Secretary
3435 Stelzer Road
Columbus, Ohio 43219

YOUR VOTE IS IMPORTANT!

PLEASE HELP AVOID THE EXPENSES OF
ADDITIONAL SOLICITATIONS BY VOTING TODAY!

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND
THE PROPOSALS ON WHICH YOU ARE BEING ASKED TO VOTE.

Please read the full text of this proxy statement. Below is a brief overview of the matters to be voted upon. Your vote is important. If you have questions regarding the proposals please call your Investment Consultant or the Victory Portfolios at 1-877-256-6082. We appreciate the confidence you have placed in the Small Company Opportunity Fund (the “Fund”) and look forward to helping you achieve your financial goals through investment in the Fund.

What proposals am I being asked to vote on?

You are being asked to vote on a proposal to approve an amended investment advisory agreement that would increase the fee that would be paid to the Fund’s investment adviser, Victory Capital Management Inc. (the “Adviser”). We are not proposing any other changes to the investment advisory agreement. The following table shows the Fund’s current and proposed annual management fee schedule, expressed as a percentage of the Fund’s average daily net assets.

Current Management Fee Schedule		Proposed Management Fee Schedule
➢	0.65% on the first $100 million;	➢	0.85% on the first $500 million; and
➢	0.55% on the next $100 million; and	➢	0.75% on assets in excess of $500 million.
➢	0.45% on assets in excess of $200 million.

You are also being asked to authorize the individuals named as proxies to vote on other matters that may come before the Special Meeting.

Has my Fund’s Board of Trustees approved the proposals?

Yes. The Board of The Victory Portfolios unanimously approved this proposal on February 8, 2007.

How does my Fund’s Board of Trustees suggest that I vote?

The Board unanimously recommends that all eligible shareholders vote “For” the proposal as outlined in this Proxy Statement.

Why is the Fund proposing to amend the investment advisory agreement?

The Adviser has represented that it has, in recent years, committed considerable additional resources in its approach to managing the Fund’s assets. As discussed in the Proxy Statement, these efforts have resulted in improved performance. The Adviser has proposed an increase in the Fund’s management fees under the investment advisory agreement to enable the Adviser to continue to devote sufficient resources to managing the Fund in this fashion.

How will the new investment advisory agreement affect the Fund?

The new investment advisory agreement will raise the advisory fees.

As a shareholder, how will I benefit from the new investment management agreement?

The Board believes the new agreement would:

  Enable the Adviser to continue to offer quality investment management services to the Fund,

  Allow the Adviser to attract and retain talented investment professionals,

  Allow the Adviser to continue to invest in risk management tools and fundamental research to assist in delivering consistently strong investment performance, and

  Allow the Adviser to offer a solid, competitive investment strategy

Who is entitled to vote on these changes?

The Board has set the close of business on March 30, 2007 as the Record Date to determine the shareholders who are entitled to notice of the Special Meeting and to vote their shares. Shareholders are entitled to cast one vote for each full share and a fractional vote for each fractional share they own on the Record Date.

What level of shareholder support is needed to approve the proposal?

The approval of the amended investment advisory agreement requires the lesser of (1) more than 50% of the total outstanding shares of the Fund or (2) at least 67% of the shares present at the Special Meeting, either in person or by proxy, if more than 50% of the outstanding shares are represented.

Who is bearing the costs associated with this proxy vote?

The Adviser, not the Fund, will bear all expenses associated with this Proxy, including the costs of holding the shareholder meeting and soliciting shareholders.

When and where will the Special Meeting of Shareholders be held?

A Special Meeting of Shareholders (the “Special Meeting”) will be held on May 14, 2007 at 10:00 a.m., Eastern Time, at the Trust’s offices, 3435 Stelzer Road, Columbus, Ohio, 43219, unless it is adjourned.

When will the amended investment advisory agreement become effective?

If approved at the May 14, 2007 Special Meeting, the Fund’s amended investment advisory agreement will become effective on May 15, 2007.

I have received other proxies from Victory. Is this a duplicate?
Do I have to vote again?

This is NOT a duplicate proxy. You are being asked to vote separately for each account you have with the Small Company Opportunity Fund.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s), and mailing them in the enclosed postage paid envelope. You may also vote your shares by phone or via the internet by following the instructions on the proxy card(s). If you need assistance, or have any questions regarding the proposals or how to vote your shares, please call your Investment Consultant or the Victory Portfolios at 1-877-256-6082.

Who do I call if I have any questions regarding the Proxy?

If you have questions about the proxy please call us at 1-877-256-6082.

THE VICTORY PORTFOLIOS

SMALL COMPANY OPPORTUNITY FUND

SPECIAL MEETING OF SHAREHOLDERS

MAY 14, 2007

PRELIMINARY PROXY STATEMENT

INTRODUCTION

This is a Proxy Statement for the Small Company Opportunity Fund (the “Fund”), a series portfolio of The Victory Portfolios (the “Trust”). The Board of Trustees of the Trust is soliciting proxies for a Special Meeting of Shareholders of the Fund to approve proposals that have already been approved by the Trustees.

We have divided the Proxy Statement into three parts:

     Part 1 — The Proposals begin on page 4.

     Part 2 — More on Proxy Voting and Shareholder Meetings begins on page 10.

     Part 3 — Trust Information begins on page 13.

You should read the entire Proxy Statement before voting. If you have any questions, please call your Investment Consultant or the Fund at 1-877-256-6082.

We will begin mailing the Notice of Special Meeting, this Proxy Statement and Proxy Card to shareholders on or about April 15, 2007.

The Trust is required by federal law to file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains a Web site that contains information about the Trust (www.sec.gov). You can inspect and copy the proxy material, reports and other information at the public reference facilities of the SEC, 450 Fifth Street, N.W., Washington DC 20549. You can also obtain copies of these materials from the Public Reference Branch, Office of Consumer Affairs and Information Services of the SEC at 450 Fifth Street, N.W., Washington DC 20549, at prescribed rates.

The Fund’s most recent annual and semi-annual reports to shareholders are available at no cost. To request a report, please call the Fund toll-free at 1-877-256-6082 or write to the Fund at 3435 Stelzer Road, Columbus, OH 43219.

PART 1 – THE PROPOSALS

The Board of Trustees of the Trust (the “Board”) has sent you this Proxy Statement to ask for your vote on proposals affecting your Fund. The Trust will hold a Special Meeting of Shareholders on May 14, 2007 at 10:00 a.m., Eastern Time, as may be adjourned from time to time, at its offices located at 3435 Stelzer Road, Columbus, Ohio 43219 in order to consider the proposals described below.

The Board has set the close of business on March 30, 2007 as the Record Date to determine the shareholders who are entitled to notice of the Special Meeting and to vote their shares. Shareholders are entitled to cast one vote for each full share and a fractional vote for each fractional share they own on the Record Date.

PROPOSAL 1

APPROVAL OF THE AMENDED INVESTMENT
ADVISORY AGREEMENT

The Board unanimously recommends the Adviser’s proposal that shareholders vote for the approval of the amended investment advisory agreement.

Victory Capital Management Inc., 127 Public Square, Cleveland, Ohio 44114 (the “Adviser”), serves as the Fund’s investment adviser.

You are being asked to vote on a proposal to amend the investment advisory agreement to increase the management fees payable to the Adviser under the agreement. The amended agreement would remain the same except for a change to the fee schedule. Included as Exhibit A to this Proxy Statement is a copy of the proposed amended investment advisory agreement, marked to show the changes to the fee schedule. The following table shows the Fund’s current and proposed annual management fee schedule, expressed as a percentage of the Fund’s average daily net assets.

Current Management Fee Schedule		Proposed Management Fee Schedule
➢	0.65% on the first $100 million;	➢	0.85% on the first $500 million; and
➢	0.55% on the next $100 million; and	➢	0.75% on assets in excess of $500 million.
➢	0.45% on assets in excess of $200 million.

Reasons for the Management Fee Increase and Board Considerations

As its investment objective, the Fund seeks to provide capital appreciation. The Fund seeks to achieve its investment objective by investing primarily in common stocks of “small companies,” that is, those companies that, at the time of purchase, have market capitalizations within the range of companies comprising the Russell 2000 Index.

Gary H. Miller, Gregory Conners, and Jeff Graff serve as the Fund’s co-portfolio managers. Mr. Miller, CIO, Small Cap, has been a portfolio manager of the Fund since 1998 and a member of the Fund’s portfolio management team as an analyst or assistant portfolio manager since 1993. Mr. Conners has been a portfolio manager of the Fund since 2002 and a member of the Fund’s portfolio management team since 1998. Mr. Graff has been a member of the Fund’s portfolio management team since 2006 and has served as a co-portfolio manager since March 1, 2007. Based in the Adviser’s Cincinnati office, the three co-portfolio managers have more than 50 years of combined investment management experience.

Prior to the summer of 2005, the Adviser managed the Fund primarily employing a quantitative model that used screens to identify prospective holdings and did not involve extensive fundamental analysis of the companies comprising the Fund’s portfolio. During this period, the Fund generally underperformed other similarly managed mutual funds.

Over the past eighteen months, the Adviser has made several considerable enhancements to the management of the Fund which have resulted in superior investment performance against the Fund’s benchmark and its peer group. These changes include the following:

  Enhanced Investment Process – The investment process has been revised to be less focused on quantitative screening for potential holdings and more guided by a fundamental analysis of companies. The portfolio is constructed by identifying profitable companies that maintain a strong balance sheet, have disciplined management teams, have demonstrated either consistent or improved operating results, and yet appear undervalued relative to the universe of small cap stocks. The process is primarily bottom-up focused on the most attractive market opportunities as identified by the fundamental research analysis, but is subject to top-down considerations and sector/industry weight constraints.

  Additional Dedicated Team Resources – The Adviser has added two dedicated resources to the Fund’s portfolio management team to provide support to the portfolio process through fundamental research. Jeff Graff, Senior Research Analyst, now a Co-Portfolio Manager, and Mike Rodarte, Research Analyst, have joined the team in the Adviser’s Cincinnati office.

  Leveraged Adviser’s Fundamental Research Capabilities – The Adviser has an 11-person Cleveland-based fundamental research team with whom the Fund’s portfolio management team has enhanced interaction with to generate portfolio ideas and fundamental market research.

  Strengthened Risk Management - The Adviser has developed a dedicated risk management function and incorporated industry-leading technology to identify the sources and magnitude of risk in the portfolio.

In discussions with the Board, the Adviser has represented that these significant investments have contributed substantially to the Fund’s out-performance of its peers. The Fund ranks in the top 15 percent of the Small Cap Universe of mutual funds, as reported by Morningstar over the last one- and three-years ended December 31, 2006, and in the top quartile (top 25 percent) for the five-years ended December 31, 2006.*

The Adviser also manages other investment vehicles (unregistered commingled funds and institutional separate accounts), employing the same investment strategy as the Fund. While the fees charged to these other vehicles (which are generally higher than those charged to the Fund) reflect the Adviser’s enhanced investment process of the small company asset class, the fees charged to the Fund continue to be based on the previous (i.e., less fundamental research driven) management approach. Moreover, at approximately $181 million in assets (as of December 31, 2006), the Fund’s current effective annual management fee and total expense ratios are significantly lower than the median for both the small cap mutual fund universe and a specific peer group of similarly sized and managed mutual funds.

____________________

*	Morningstar rankings for class A shares in small–cap value funds: 1yr – 12% (38 out of 387 funds), 3yr – 8% (21 out of 304 funds), 5yr – 34% (65 out of 220 funds). The Morningstar category ranking is based on the Fund’s total return percentile for the specified time period relative to all funds that have the same Morningstar category. The most favorable percentile ranking is 1, and the least favorable percentile ranking is 100. Morningstar rankings are based on total return and do not reflect sales charges. Morningstar rankings are as of December 31, 2006.

	Victory Small Company	Small Cap Universe
	Opportunity Fund Class A	(Morningstar)	Identified Peer Group
Effective Annual
Management Fee	0.61%	0.85%	0.87%

Total Expense Ratio	1.11%	1.33%	1.44%

In reviewing the Adviser’s management fee proposal, the Board reviewed a written presentation by the Adviser describing the overall market conditions for mutual funds investing primarily in small capitalization companies, substantial investments made to the Fund’s investment process resulting in superior investment performance as compared to its benchmark, small cap universe, and identified peer group, as well as the Fund’s current and proposed level of management fee and total expenses, in comparison to those of a group of 12 similarly managed small company mutual funds. The peer group information was derived from information prepared by Strategic Insight, Morningstar and Zephyr. The peer group funds were chosen on the basis of assets; using the Fund’s asset level as a mid-point, the group consists of the next six larger funds and the next six smaller funds. The Board considered the effect of the Fund’s current management fee level on the Adviser’s resource allocation, especially in light of the imbalance between the fee charged to the Fund and the fees charged to other investment vehicles that the Adviser managed in a similar fashion.

The Board discussed the manner in which the Adviser would use the additional management fee revenue, if approved by shareholders. The Adviser represented that the additional amounts that it would receive from the amended investment advisory agreement would be used primarily to maintain or increase the level of advisory services provided to the Fund including, among other things, to provide financial incentives to retain the portfolio management team, attract new members to the team, enhance research through additional company visits, and risk management. While the Adviser stated that it had used a portion of its past profits and other assets to finance distribution activities and might continue that practice going forward, it is under no obligation to do so.

The Board reviewed the nature, extent, and quality of the Adviser’s services to the Fund and concluded, in light of the Fund’s consistently strong performance relative to its peers, that the Adviser was managing the Fund in the best interests of the Fund’s shareholders. The Board also reviewed information concerning the Fund’s performance and expenses, in comparison to the Fund’s benchmark, the small cap mutual fund universe, and a selected peer group, which the Board had initially considered at prior meetings in October and November 2006 in connection with the approval of the continuation of the Fund’s investment advisory agreement with the Adviser (with the current fee schedule). The Board concluded that the Adviser had managed the assets of the Fund in a professional manner over the course of its long tenure, and that the Adviser’s efforts to enhance the quality of portfolio management were in the best interest of the Fund shareholders.

The Board also reviewed the profitability of the Fund to the Adviser and concluded, in light of the imbalance between the Fund’s management fee and those of other accounts managed in a similar fashion, that enhancing the profitability of the Fund to the Adviser would ensure the continued allocation of sufficient resources to manage the Fund appropriately.

The Board also considered whether the Adviser would share economies of scale with the Fund as the Fund’s assets grew and concluded that the fee reduction when Fund assets exceeded $500 million demonstrated the Adviser’s willingness to share such economies of scale.

After reviewing all the available facts and after discussing the proposal with counsel to the Trust and counsel to the Independent Trustees in executive session (i.e., a meeting closed to representatives of the Adviser), the Board unanimously approved the amendment to the investment advisory agreement to increase the Fund’s fee schedule, subject to shareholder approval.

Information about the Fund’s Management

The Adviser serves as the Fund’s investment adviser pursuant to an investment advisory agreement dated March 1, 1997. Prior to March 26, 1999, the Fund operated as the Gradison Opportunity Value Fund. On March 5, 1999, the Gradison Opportunity Value Fund’s shareholders approved a reorganization of their Fund into the Victory Small Company Opportunity Fund, in effect approving the current investment advisory agreement with the Adviser. The reorganization closed on March 26, 1999.

The Board, including a majority of the Independent Trustees, most recently approved the continuation of Fund’s investment advisory agreement with the Adviser (with the current management fee schedule) at an in-person meeting held on November 30, 2006.

During the fiscal year ended October 31, 2006 and, as reported in the Fund’s Annual Report, the Fund incurred and paid the Adviser $1,012,076 in aggregate management fees, for an effective annual management fee of 0.61 percent. (The Adviser did not waive any management fees during this period.) If the proposed management fee schedule had been in effect during the past fiscal year, the Fund would have paid the Adviser an aggregate of $1,410,270 in management fees (assuming that the Adviser would not have waived any of the Fund’s management fees), for an effective annual management fee of 0.85 percent.

As its investment objective, the Fund seeks to provide capital appreciation. While the Adviser manages other mutual funds that invest in common stocks with a variety of similar (but not identical) objectives, the Adviser manages no other mutual fund that seeks to achieve its investment objective by investing primarily in common stocks of “small companies,” that is, those companies that, at the time of purchase, have market capitalizations within the range of companies comprising the Russell 2000 Index.

Comparative Fees

The following table demonstrates the effect that the proposed increase in the Fund’s management fees would have on the Fund’s overall class-specific expenses. The information for the Fund’s current expense ratio is based on actual expenses incurred during the fiscal year ended October 31, 2006. The Management Fees shown in the pro forma expense ratio are based on the proposed amended investment advisory agreement.

Class A

	Expense Ratio with	Pro Forma Expense
	Current	Ratio with Proposed
	Management Fees	Management Fees
Management Fees	0.61%	0.85%
Distribution (12b-1) Fees	0.00%	0.00%
Other Expenses
(Includes a shareholder servicing fee of 0.25%)	0.50%	0.50%
Total Fund Operating Expenses	1.11%	1.35%

Class R

	Expense Ratio with	Pro Forma Expense
	Current	Ratio with Proposed
	Management Fees	Management Fees
Management Fees	0.61%	0.85%
Distribution (12b-1) Fees	0.50%	0.50%
Other Expenses	0.32%	0.32%
Total Fund Operating Expenses	1.43%	1.67%

Information about the Adviser and its Affiliates

During the fiscal year ended October 31, 2006 and, as reported in the Fund’s Annual Report, the Adviser also served as the Fund’s administrator (from July 1, 2006) and the Fund’s co-administrator (from November 1, 2005 through June 30, 2006). For its services as the Fund’s administrator and co-administrator during the fiscal year, the Adviser received an aggregate of $117,800. KeyBank National Association, an affiliate of the Adviser (“KeyBank”), serves as the Fund’s custodian and securities lending agent. For its services during the fiscal year, KeyBank received custodian and securities lending fees of $51,926 and $26,839, respectively.

During the fiscal year ended October 31, 2006, the Adviser’s affiliates received payments in connection with the Fund’s shareholder services plan in the amount of $54,771. During the fiscal year, the Adviser’s affiliates also received payments from the Fund’s Rule 12b-1 distribution and service plan in the amount of $417,949. A substantial of portion of these payments was made to McDonald Investments Inc. (“McDonald”), a broker-dealer that had been affiliated with the Adviser during the period, in connection with the sale or servicing of Fund shares through McDonald’s retail operations. McDonald’s retail operations were sold to UBS AG in February 2007.

The Fund participates in a line of credit provided by an affiliate of the Adviser. For the fiscal year ended October 31, 2006, the Fund paid $2,860 to the Adviser’s affiliate in connection with this credit facility.

The Fund also reimburses broker-dealers, including the Adviser’s affiliates, for networking fees imposed in connection with the maintenance of shareholder accounts on NSCC. For the fiscal year ended October 31, 2006, the Fund paid $6,935 in networking fees to the Adviser’s affiliates.

During the fiscal year ended October 31, 2006, the Fund paid no commissions to any broker-dealer affiliated with the Fund.

The following individuals serve as the Adviser’s principal executive officers and directors. The business address of these individuals is 127 Public Square, Cleveland, Ohio 44114. None of these individuals serves as a Trustee.

Victory Capital
Management Officer		Title
Lawrence G. Babin	•	Chief Investment Officer, Diversified Product
David C. Brown	•	Chief Operating Officer

Victory Capital
Management Officer		Title
Kenneth F. Fox	•	Chief Compliance Officer
Richard L. Janus	•	Chief Investment Officer, Convertible Securities Product
Cynthia G. Koury	•	Chief Investment Officer, Balanced
Margaret Lindsay	•	Chief Investment Officer, International
Erick F. Maronak	•	Chief Investment Officer, Newbridge Division
Gary H. Miller	•	Chief Investment Officer, Small Cap
Gregory N. River	•	Head of Equities
Arvind K. Sachdeva	•	Chief Investment Officer, Intrinsic Value Product
Thomas M. Seay	•	Chief Investment Officer, Fixed Income
Lisa M. Seballos	•	Chief Financial Officer
Mark H. Summers	•	Chief Administrative Officer
Robert L. Wagner	•	President and Chief Executive Officer
Richard G. Zeiger	•	Secretary

Required Vote

Proposal 1 requires the approval of a “majority of the outstanding voting securities” of the Fund. A “majority of the outstanding voting securities” means the lesser of one more than half of the number of shares that are issued and outstanding as of the Record Date or 67 percent of the voting shares of the Fund present (in person or by proxy) at the Special Meeting if more than 50 percent of the voting shares of the Fund are present at the Special Meeting in person or by proxy.

Has the Board approved the proposed amendment to the advisory agreement to increase the Fund’s management fees?

Yes. After reviewing the Adviser’s proposal, the Board concluded increasing the management fee payable to the Fund was appropriate and in the best interests of the Fund’s shareholders. The Board recommends that shareholders vote “FOR” Proposal 1.

If shareholders do not approve Proposal 1, the investment advisory agreement (with the current fee schedule) will continue and the Adviser and the Board will consider other alternatives that they believe would be in the best interests of shareholders.

The Board recommends that shareholders vote for the amendment to increase the Fund’s management fees, as described in this Proxy Statement.

PROPOSAL 2

OTHER MATTERS

The Board does not know of any matters to be presented at the Special Meeting other than those set forth in this Proxy Statement. If any other business should come before the Special Meeting, the persons named on the accompanying proxy card will vote thereon in accordance with their best judgment.

PART 2 — MORE ON PROXY VOTING
AND SHAREHOLDER MEETINGS

General information about Proxy Voting

The Board is soliciting your proxy to vote on the matters described in this Proxy Statement.

Only shareholders of record of the Fund at the close of business on the Record Date, March 30, 2007, may vote at the Special Meeting. As of the Record Date, ________________ shares of the Fund were issued and outstanding, and each class of the Fund had the number of shares issued and outstanding listed below, each share being entitled to one vote and each fractional share being entitled to an equivalent fractional vote:

Class	Shares Entitled to Vote
Class A
Class R

As of the Record Date, the Trustees and officers of the Trust, either individually or as a group, owned less than one percent of the outstanding shares of the Fund. To the best of the knowledge of the Trust, the following shareholders beneficially owned five percent or more of the outstanding shares of the Fund as of the Record Date. KeyBank, an affiliate of the Adviser (through KeyBank’s “SNBOC” affiliate, shown in the following table), possesses voting power over some of those shares of which it is the record owner. As a result, KeyBank and its affiliates could be deemed to “beneficially own” such shares. For purposes of this proxy statement, all of the shares owned of record by SNBOC as of the Record Date have been disclosed as being beneficially owned even though KeyBank may not have voting power over all of those shares.

Fund Class	Name and Address of Owner	Percent Owned Beneficially
Class A

Class R

In addition to solicitation by mail, certain officers and representatives of the Trust, officers and employees of Trust, the Adviser, and the distributor (none of whom receive any compensation for that service), or its affiliates and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

MIS an ADP Company, (the "Solicitor") has been engaged to assist in the solicitation of proxies, at an estimated cost of $8,500. As the date of the Meeting approaches, certain Fund shareholders may receive a telephone call from a representative of the Solicitor if their votes have not yet been received. Authorization to permit the Solicitor to execute proxies may be obtained by telephonic instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. The Board believes that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

In all cases where a telephonic proxy is solicited, the Solicitor representative is required to ask for each shareholder’s full name and address and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the Solicitor representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to the Solicitor, then the Solicitor may ask for the shareholder’s instructions on the Proposals. Although the Solicitor representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in the Proxy Statement. The Solicitor will secure the shareholder’s voting instructions over a recorded phone line. Within 72 hours, the shareholder will be sent a letter which confirms his or her vote. Instructions for contacting the Solicitor are provided in the letter in case the shareholder has any questions about the voting instructions reflected on the confirmation.

If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone, the shareholder may still submit the proxy card(s) originally sent with the Proxy Statement or attend in person.

This proxy solicitation is made by and on behalf of the Board. The Adviser, and not the Funds, will pay the costs of the proxy solicitation, which consists of printing, handling and mailing of the proxies and related materials. Persons holding shares as nominees will, upon request, be reimbursed by the Adviser for their reasonable expenses incurred in sending soliciting material to their principals.

Voting Information and Discretion of the Persons Named as Proxies

While the Special Meeting is called to act upon any other business that may properly come before it, as of the date of this Proxy Statement, the only business which management intends to present or knows that others will present is the business mentioned in the Notice of Special Meeting. If any other matters lawfully come before the Special Meeting, and in all procedural matters at the Special Meeting, the persons named as proxies (or their substitutes) will vote in accordance with their best business judgment.

Shares represented by broker “non-votes,” that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote on a particular matter with respect to which the broker or nominee does not have discretionary power, or abstentions (collectively, “abstentions”), will be considered to be present at the Special Meeting for purposes of determining the existence of a quorum for the transaction of business and for determining the percentage of shares present with regard to the vote requires for approval of Proposal 1. Abstentions will have the effect of a “no” vote for obtaining requisite approval for Proposal No. 1.

A quorum to conduct business at the Special Meeting is constituted by the presence in person or by proxy of the holders of more than one third of the outstanding shares of the Fund entitled to vote at the Special Meeting. In the event that a quorum is not present at the Special Meeting, or if a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. In determining whether to adjourn the Special Meeting, the following factors may be considered: the nature of the proposal, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment requires the affirmative vote of a majority of the shareholders represented at the Special Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote “FOR” the proposal in favor of such adjournment, and will vote those proxies required to be voted “AGAINST’ the proposal against any adjournment. Any adjourned session or sessions may be held within a reasonable period after the date set for the original Special Meeting without the necessity of further notice.

Submission of Proposals for the Next Shareholder Meeting

Under the Trust’s Trust Instrument and Bylaws, annual meetings of shareholders are not required to be held unless necessary under the 1940 Act. Therefore, the Trust does not hold shareholder meetings on an annual basis. A shareholder proposal intended to be presented at any meeting hereafter called should be sent to the Trust at 3435 Stelzer Road, Columbus, Ohio 43219, and must be received by the Trust within a reasonable time before the solicitation relating thereto is made in order to be included in the notice or proxy statement related to such meeting. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities law.

IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN YOUR PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.

PART 3 — TRUST INFORMATION

The Trust is a statutory trust established under Delaware law. The operations of the Trust are governed by a Trust Instrument dated December 6, 1995, as amended March 27, 2000. The Trust is an open-end management investment company consisting of 20 portfolios, including the Fund.

The Fund and the other investment portfolios of the Trust are separate series of the Trust and, as such, have similar rights under the Trust Instrument and applicable Delaware law. The Board can divide the Fund and the other investment portfolios of the Trust into classes of shares. The Fund currently has two classes of shares, Class A shares and Class R shares.

Board of Trustees

Overall responsibility for management of the Fund rests with the Board. The Trust is managed by the Board, in accordance with the laws of the State of Delaware. There are currently 10 Trustees, nine of whom are not “interested persons” of the Trust within the meaning of that term under the 1940 Act (“Independent Trustees”). The Trustees, in turn, elect the officers of the Trust to supervise actively its day-to-day operations.

The following tables list the Trustees, their ages, position with the Trust, length of time served, principal occupations during the past five years and any directorships of other investment companies or companies whose securities are registered under the Securities Exchange Act of 1934, as amended, or who file reports under that Act. In addition to overseeing the Fund, each Trustee oversees 19 other Trust portfolios, one portfolio in The Victory Variable Insurance Funds and one portfolio in The Victory Institutional Funds, each a registered investment company that, together with the Trust, comprise the Victory Fund Complex. There is no defined term of office and each Trustee serves until the earlier of his or her resignation, retirement, removal, death, or the election of a qualified successor. Each Trustee’s address is c/o The Victory Portfolios, 3435 Stelzer Road, Columbus, Ohio 43219.

Independent Trustees.

		Date		Other Directorships
	Position with	Commenced	Principal Occupation	Held in Public
Name and Age	the Trust	Service	During Past 5 Years	Companies
Mr. David Brooks	Trustee	May 2005	Retired (since 2006). General	Durham Casualty
Adcock, 55			Counsel, Duke University and	Co., Ltd.
Duke University Health
System.
Mr. Nigel D. T.	Vice Chair	August 2002	Retired (since 2001);	Chemtura
Andrews, 60	and Trustee		Managing Director (2000-	Corporation; Old
			2001), Internet Capital Group	Mutual plc.
(venture capital); Executive
Vice President (1993-2000),
GE Capital (financial
services).
Ms. E. Lee Beard, 55	Trustee	May 2005	Principal Owner (since 2005)	None.
The Henlee Group, LLC;
President/Owner (2003-2005)
ELB Consultants; President,
Chief Executive Officer and
Director (1998-2003)
Northeast Pennsylvania
Financial Corp. (full service
financial services); President,
Chief Executive Officer and
Director (1993-2003), First
Federal Bank (full service
financial services).

		Date		Other Directorships
	Position with	Commenced	Principal Occupation	Held in Public
Name and Age	the Trust	Service	During Past 5 Years	Companies
Ms. Jakki L. Haussler,	Trustee	May 2005	Chairman and Chief Executive	None.
49			Officer, Opus Capital
Management, Inc. (asset
management); Partner (since
2002), Adena Ventures, LP
(venture capital); Managing
Director (since 2001), Capvest
Venture Fund, LP (venture
capital).
Ms. Frankie D.	Trustee	March 2000	Principal and Chief Investment	None.
Hughes, 54			Officer, Hughes Capital
Management, Inc. (fixed
income asset management).
Ms. Lyn Hutton, 57	Trustee	March 2002	Executive Vice President and	Chittenden
			Chief Investment Officer, The	Corporation.
Commonfund for Nonprofit
Organizations (since January
2003); Vice President and
Chief Financial Officer, John
D. & Catherine T. MacArthur
Foundation (grant making)
(June 1998-January 2003).
Dr. Thomas F.	Trustee	November	Professor (Emeritus since	None.
Morrissey, 72		1994	2004), Weatherhead School of
Management, Case Western
Reserve University.
Ms. Karen F.	Trustee	August 2002	Member, Shepherd Properties,	UBS Bank USA;
Shepherd, 66			LC and Vincent Shepherd	OC Tanner Co.
Investments, LC (real estate
investments); EMILY’s List
(political action committee)
(2002-2003); U.S. Executive
Director (1996-2002),
European Bank for
Reconstruction and Development.

		Date		Other Directorships
	Position with	Commenced	Principal Occupation	Held in Public
Name and Age	the Trust	Service	During Past 5 Years	Companies
Mr. Leigh A. Wilson,	Chair and	November	Chief Executive Officer, New	Chair, Old Mutual
62	Trustee	1994	Century Living, Inc. (full	Advisor Funds II
			service independent living for	(18 portfolios).
senior citizens); Director, The
Mutual Fund Directors Forum,
since 2004.

Interested Trustee.*

		Date		Other Directorships
	Position with	Commenced	Principal Occupation	Held in Public
Name and Age	the Trust	Service	During Past 5 Years	Companies
Mr. Roger Noall, 72	Trustee	December	Retired (since February 2000);	Alleghany
		1997	Executive (1997-2000),	Corporation.
KeyCorp.

Officers

The officers of the Trust, their ages, the length of time served and their principal occupations during the past five years, are detailed in the following table. Each individual holds the same position with the other registered investment companies in the Victory Fund Complex, and each officer serves until the earlier of his or her resignation, removal, retirement, death, or the election of a successor. The mailing address of each officer of the Trust is 3435 Stelzer Road, Columbus, Ohio 43219-3035. Except for the Chief Compliance Officer, the officers of the Trust receive no compensation directly from the Trust for performing the duties of their offices. BISYS Fund Services Ohio, Inc. (“BISYS”) receives fees from the Trust for serving as the Funds’ sub-administrator, sub-fund accountant, transfer agent, dividend disbursing agent and servicing agent.

Date
	Position with	Commenced
Name and Age	the Trust	Service	Principal Occupation During Past 5 Years
Mr. David C. Brown, 34	President	January 2006	Senior Managing Director, the Adviser (since July 2004). Chief Financial Officer and Chief Operating Officer, Gartmore Emerging Managers (February 2002-July 2004). VP of Global Strategic Planning, Gartmore Global (Prior to February 2002).
____________________

*	Mr. Noall is an “interested person” of the Trust by reason of his beneficial ownership of KeyCorp securities.

Date
	Position with	Commenced
Name and Age	the Trust	Service	Principal Occupation During Past 5 Years
Mr. Michael Policarpo,	Vice	May 2006	Managing Director of the Adviser (since July 2005),
II, 32	President		Vice President of Finance, Gartmore Global
Investments, Inc. (August 2004-July 2005), Chief
Financial Officer of Advisor Services, Gartmore
Global Investments, Inc. (August 2003-August
2004), and Corporate Controller, Gartmore Global
Investments, Inc. (June 2000-August 2003).
Mr. Christopher K.	Secretary	February	Head of Mutual Fund Administration, the Adviser.
Dyer, 45		2006
Mr. Jay G. Baris, 53	Assistant	December	Partner, Kramer Levin Naftalis & Frankel LLP.
	Secretary	1997
Mr. Christopher E.	Treasurer	February	Director of Financial Services, BISYS.
Sabato, 38		2005
Mr. Martin R. Dean,	Assistant	December	Vice President, Compliance Services, BISYS.
43	Vice	2003
President and
Anti-Money
Laundering
Compliance
Officer
Mr. Edward J.	Chief	October 2005	President of EJV Financial Services (mutual fund
Veilleux, 63	Compliance		consulting) since 2002; Director of Deutsche Asset
	Officer		Management from 1987 to 2002.

Sub-Administrator, Sub-Fund Accountant and Transfer Agent

BISYS Fund Services Ohio, Inc., 3435 Stelzer Road, Columbus, Ohio 43219, serves as the Fund’s sub-administrator, sub-fund accountant, and transfer agent.

Distributor

Victory Capital Advisers, Inc., 3435 Stelzer Road, Columbus, Ohio 43219, serves as the distributor of the Fund’s shares. The Fund’s distributor is not an affiliate of the Adviser, but is an affiliate of BISYS.

Form of PROXY CARD

THE VICTORY PORTFOLIOS

SMALL COMPANY OPPORTUNITY FUND

IMPORTANT NOTICE: Please take a moment now to vote your shares. You may vote directly over the telephone by calling 877-256-6082. Representatives are available from 9 a.m. to 9 p.m. Eastern Time. You may also return it in the enclosed postage paid envelope. Internet voting is available at the proxy voting web site printed on your ballot. Your vote is important. Thank you for your prompt action.

     The undersigned shareholder of the Small Company Opportunity Fund (the “Fund”), a series of The Victory Portfolios (the “Trust”), hereby appoints Chris K. Dyer and Marilyn Farmer, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of beneficial interest of the Fund standing in the name of the undersigned at the close of business on March 30, 2007, at a Special Meeting of Shareholders to be held at the offices of Victory Capital Management Inc., 3435 Stelzer Road, Columbus, Ohio 43219, on May 14, 2007 at 10:00 a.m. Eastern Time, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Proxy Statement for the meeting.

Please mark boxes in blue or black ink.

     1. To amend the advisory agreement to increase the Fund’s management fees.

FOR	AGAINST	ABSTAIN

☐	☐	☐

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) thereof.

This proxy is solicited by the Trust’s Board of Trustees
and will be voted for the above proposals unless otherwise indicated.

     Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please indicate the signer’s full title. By signing this proxy card, receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged.

Dated:

Signature(s)

Signature(s)

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope